EXHIBIT 99.2

FORM OF VOTING AGREEMENT

TO:	The Purchasers of HyperSpace Communications, Inc.’s Subordinated Secured Convertible Debentures and Warrants

To Whom It May Concern:

This letter will confirm my agreement to vote all shares of HyperSpace Communications, Inc.’s (“HCO”) voting stock over which I have voting control in favor of any resolution presented to the shareholders of HCO to approve the issuance, in the aggregate, of more than 19.999% of the number of shares of common stock of HCO outstanding on the date of closing pursuant to that certain Securities Purchase Agreement, dated September __, 2006, attached hereto as Exhibit A, among HCO and the purchasers signatory thereto (the “Purchase Agreement”) and the other agreements entered into in connection therewith or as otherwise may be required by the applicable rules and regulations of the American Stock Exchange (or any successor entity) and to increase the authorized capital of HCO to 100,000,000 shares of Common Stock. This agreement is given in consideration of, and as a condition to enter into such Securities Purchase Agreement and is not revocable by me.

By:_______________________________________ Name of Shareholder: Percentage Beneficial Ownership: